UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

iSTAR FINANCIAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	95-6881527 (I.R.S. Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, NY (Address of Principal Executive Offices)	10036 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-181470

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Series J Cumulative Convertible Perpetual Preferred Stock, par value $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The information required by this Item 1 is set forth under the caption “Description of the Series J Preferred Stock” in the Registrant’s prospectus supplement, dated March 12, 2013, which was filed with the Securities and Exchange Commission on March 13, 2013 and under the caption “Description of Common Stock and Preferred Stock” in the Registrant’s prospectus, dated May 29, 2012, as a form of prospectus used after the effective date of the Registrant’s registration statement on Form S-3 (Registration No. 333-181470), covering the offer and sale of shares of the class of securities to be registered hereby, which descriptions are incorporated herein by reference.

ITEM 2. EXHIBITS.

The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

iSTAR FINANCIAL INC.

Date: March 18, 2013	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date: March 18, 2013	By:	/s/ David DiStaso
David DiStaso
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1

Amended and Restated Charter of the Company (including Articles Supplementary for each series of the Company’s preferred stock), incorporated herein by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on March 1, 2013.

3.2

Form of Articles Supplementary designating the Company’s Series J Cumulative Convertible Perpetual Preferred Stock, par value $0.001 per share, incorporated herein by reference from the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on March 18, 2013.

4	Form of specimen certificate representing the Series J Cumulative Convertible Perpetual Preferred Stock, par value $0.001 per share.